VININGS INVESTMENT PROPERTIES TRUST


                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500



May 4, 1998


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Vinings Investment Properties Trust (the "Trust") to be held on Tuesday, June 2, 1998, at 10:00 a.m., local time, at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, GA 30339 (the "Annual Meeting").

         The Annual Meeting has been called for the purpose of electing seven Trustees, each to serve for a one-year term and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Trustees has fixed the close of business on April 20, 1998 as the record date for determining shareholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.

         The Board of Trustees of the Trust recommends that you vote "FOR" the election of the seven nominees of the Board of Trustees as Trustees of the Trust.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                                     Very truly yours,

                                      PETER D. ANZO
                                      President and Chief Executive Officer

                       VININGS INVESTMENT PROPERTIES TRUST


                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500
                                 ---------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON TUESDAY, JUNE 2, 1998
                                 --------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vinings Investment Properties Trust (the "Trust") will be held on Tuesday, June 2, 1998, at 10:00 a.m., local time, at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339 (the "Annual Meeting"), for the purpose of considering and voting upon:

1. The election of seven Trustees, each to serve for a one-year term and until the election and qualification of his or her successor; and

2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

        Under the provisions of the Trust's Declaration of Trust, the Board of Trustees has fixed the close of business on April 20, 1998 as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Shares of the Trust at the close of business on that date will be entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.

        In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies.

                               By Order of the Board of Trustees,

                               STEPHANIE A. REED
                               Secretary

MAY 4, 1998

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       VININGS INVESTMENT PROPERTIES TRUST


                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500
                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON TUESDAY, JUNE 2, 1998

        This Proxy Statement and the enclosed Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Trustees of Vinings Investment Properties Trust (the "Trust") for use at the Annual Meeting of Shareholders of the Trust to be held on Tuesday, June 2, 1998, at 10:00 a.m., local time, at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, and any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, the shareholders of the Trust will be asked to consider and vote upon the following matters:

1. The election of seven Trustees, each to serve for a one-year term and until the election and qualification of his or her successor; and

2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to shareholders of the Trust on or about May 4, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Trustees has fixed the close of business on April 20, 1998 as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting (the "Record Date"). Only holders of record of Shares of the Trust at the close of business on the Record Date will be entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 1,080,508 Shares outstanding and entitled to vote at the Annual Meeting and 757 shareholders of record. Each Share outstanding as of the close of business on the Record Date entitles the holder thereof to one vote on each matter properly submitted at the Annual Meeting. As of the Record Date, Trustees and officers of the Trust, all of whom have indicated that they will vote all of their Shares of the Trust in favor of the election of the seven Trustees nominated by the Board of Trustees, and their affiliates were owners of 406,246 Shares, representing approximately 37.60% of the outstanding Shares of the Trust.

VOTING
------

        The representation in person or by proxy of at least a majority of the outstanding Shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Each Share outstanding on the Record Date is entitled to one vote. A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect Trustees. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Trustees, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

        The Annual Report of the Trust, including financial statements for the fiscal year ended December 31, 1997 ("fiscal 1997"), is being mailed to shareholders of the Trust concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

PROXIES; REVOCATION OF PROXIES
------------------------------

        SHAREHOLDERS OF THE TRUST ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE TRUST AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN NOMINEES FOR TRUSTEES. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Trust, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION
------------------------

        All expenses of this solicitation will be borne by the Trust. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of Shares held of record by such persons, and the Trust will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of proxies by mail, Trustees, officers and employees of the Trust, without receiving additional compensation therefor, may solicit proxies from shareholders of the Trust by telephone, telefax, letter, in person or by other means.



                                   PROPOSAL 1

                              ELECTION OF TRUSTEES


NOMINEES
--------

        The Board of Trustees of the Trust currently consists of seven members, each of whom serves for a one-year term and until the election and qualification of his or her successor.

        At the Annual Meeting, seven Trustees will be elected to serve until the 1999 annual meeting of shareholders and until the election and qualification of his or her successor. The Board of Trustees has nominated Peter D. Anzo, Martin
H. Petersen, Stephanie A. Reed, Gilbert H. Watts, Jr., Phill D. Greenblatt and Henry Hirsch, all of whom currently serve as Trustees, and James D. Ross for election as Trustees. Certain information with respect to the persons nominated by the Board of Trustees for election as Trustees is shown below under "Information Regarding Trustees." Unless otherwise specified in the proxy, it is the intention of the proxy holders to vote the Shares represented by each properly executed proxy for the election as Trustees of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a Trustee. If any of the persons nominated by the Board of Trustees fails to stand for election or is unable to accept election, however, proxies not marked to the contrary will be voted in favor of the election of such other person as the Board of Trustees may recommend. Mr. Bender, a Trustee of the Trust since 1997, is not standing for re-election at the Annual Meeting. The Board of Trustees has nominated James D. Ross to fill the vacancy created by Mr. Bender's departure.

VOTE REQUIRED FOR APPROVAL
--------------------------

        A quorum being present, the affirmative vote of a majority of the votes cast is necessary to elect a nominee as a Trustee of the Trust.

        THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES OF THE BOARD OF TRUSTEES AS TRUSTEES OF THE TRUST.



                         INFORMATION REGARDING TRUSTEES

MEETINGS OF BOARD OF TRUSTEES AND COMMITTEES
--------------------------------------------

        During fiscal 1997, the Board of Trustees of the Trust held five meetings. Each Trustee who was a Trustee during fiscal 1997 attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and meetings held by all committees of the Board of Trustees on which such Trustee served. The Board of Trustees has established an Audit Committee and a Compensation Committee. Stephanie A. Reed, Gilbert H. Watts, Jr. and Martin H. Petersen were members of the Audit Committee during fiscal 1997. The Audit Committee reviews the financial statements of the Trust and the scope of the annual audit, monitors the Trust's internal financial and accounting controls and recommends to the Board of Trustees the appointment of independent certified public accountants. The Audit Committee did not meet during fiscal 1997. Thomas
B. Bender, Gilbert H. Watts, Jr. and Phill D. Greenblatt were members of the Compensation Committee during fiscal 1997. Stephanie A. Reed was a member of the Compensation Committee until April 24, 1997. The Compensation Committee reviews the Trust's executive compensation policies and recommends the compensation levels of executive officers of the Trust to the Board of Trustees. See "Report of the Compensation Committee of the Board of Trustees on Executive Compensation." The Compensation Committee met two times during fiscal 1997. The Board of Trustees does not have a nominating committee.

COMPENSATION OF TRUSTEES
------------------------

        Trustees who are officers of the Trust do not receive compensation for their services as Trustees. Trustees who are not officers of the Trust (each a "Non-Employee Trustee") receive compensation for their services as the Board of Trustees may from time to time determine. During fiscal 1997, the Non-Employee Trustees did not receive an annual retainer but did receive $250 for each regular meeting of the Board of Trustees attended.

        In addition, the Non-Employee Trustees are eligible to participate in the Trust's 1997 Stock Option and Incentive Plan (the "1997 Incentive Plan"). Pursuant to the 1997 Incentive Plan, in fiscal 1997, the Board of Trustees granted to the Non-Employee Trustees stock options to purchase an aggregate of 15,000 Shares, subject to certain conditions (including, without limitation, conditions relating to vesting). Martin H. Petersen received an option to purchase 5,000 Shares and Gilbert H. Watts, Jr., Phill D. Greenblatt, Henry Hirsch and Thomas B. Bender each received an option to purchase 2,500 Shares. Each of these options was granted at a per Share exercise price of $5.00 and vests and becomes exercisable ratably over a one-year period beginning on July 1, 1998.

INFORMATION REGARDING TRUSTEES
------------------------------

       Set forth below is certain information regarding the current Trustees of the Trust, including the six Trustees who have been nominated for re-election at the Annual Meeting, and James D. Ross who has been nominated for election at the Annual Meeting, based on information furnished by them to the Trust.

     PETER D. ANZO, age 44, has been Chief Executive Officer, President and Chairman of the Board of Trustees since 1996. Mr. Anzo is also Chief Executive Officer and a director of The Vinings Group, Inc. and certain entities affiliated therewith, positions he has held since 1987. From 1990 to 1997, Mr. Anzo was Chief Executive Officer and a director of A&P Investors, Inc. Mr. Anzo has been a delegate since 1995, was on the Legislative Committee since 1991, and is currently Chairman of the Political Action Committee of the National Apartment Association. He has been a Co-Chairman of the Government Affairs Committee since 1995 and Co-Chairman of the Affordable Housing Task Force and a director since 1992 of the Atlanta Apartment Association. He has been a director of the Georgia Apartment Association since 1993. From 1983 until 1986, Mr. Anzo served as Vice President of Acquisitions of First Investment Companies, where he was involved in the management and acquisition of commercial apartment properties throughout the United States. Mr. Anzo was the Vice President, Dispositions of Balcor/American Express from 1981 until 1983, where he was involved in the sale of apartment and commercial properties in the United States. Prior to 1981, Mr. Anzo was involved in the management, leasing, purchase and construction of real property with The Beaumont Company and Linkletter Properties.


     STEPHANIE A. REED, age 39, has been Vice President, Secretary, Treasurer and a Trustee of the Trust since 1996. Since 1991, Ms. Reed has been Vice President and a director of The Vinings Group, Inc. and certain entities affiliated therewith. Ms. Reed was Vice President of A&P Investors, Inc. from 1991 to 1997. From 1987 to 1991, Ms. Reed was Vice President - Development of The Sterling Group, Inc., a multifamily development company located in Atlanta, Georgia, where she was responsible for all phases of development for multifamily projects. Prior to 1987, she served as Vice President - Finance of The Sterling Group, Inc., in the syndication and management of multifamily projects. Prior to joining The Sterling Group, Inc., Ms. Reed was a certified public accountant for independent public accounting firms in Atlanta, Georgia and Orlando, Florida.

     THOMAS B. BENDER, age 64, has been a Trustee since February 1997. Since 1991, Mr. Bender has been a partner of Financial & Investment Management Group, Ltd., an investment counseling firm. From 1978 to 1991, Mr. Bender served as a Vice President of Kidder Peabody & Co. Mr. Bender has a total of thirty-one years experience in the investment securities business serving as an officer and principal of several major investment banking firms. He is a member of the Association for Investment Management and Research and The Financial Analysis Society of Detroit and serves as a director of The Munder Funds, a mutual fund group, and a director of The International Affairs Forum.

     PHILL D. GREENBLATT, age 52, has been a Trustee since 1996. Since 1975, Mr. Greenblatt has been President of p.d.g. Real Estate Co., Inc., a real estate brokerage and investment firm in multifamily, retail and industrial properties in Colorado, Arizona and Florida. Mr. Greenblatt also is a member of the Board of Directors of Western States Mortgage Co. From 1971 through 1974, Mr. Greenblatt was a commercial sales associate with Heller-Mark Realty. He also served as an investment banking officer for the First National Bank of Denver from 1968 to 1971.

     HENRY HIRSCH, age 61, has been a Trustee since 1996. Mr. Hirsch is Chairman of the Board of Engineered Concepts, Inc., ECI Management Corporation and ECI Realty, and is President of ECI Properties, positions which he has held for over ten years. Mr. Hirsch has been involved in the real estate business since 1968, specializing in multifamily apartment development. He and his related entities currently own and/or manage over 3,500 apartment units, as well as office buildings. The construction arm of his related entities has completed over $250,000,000 of new construction and rehabilitation. Mr. Hirsch is a Certified Apartment Property Supervisor with the National Apartment Association. He has served as a director and past President of the Atlanta Apartment Association. He has served as a Regional Vice President of the National Apartment Association and was the Chairman of the Builders, Owners, and Developers Committees of the National Apartment Association.

     MARTIN H. PETERSEN, age 48, has been a Trustee since 1996. Mr. Petersen is currently President and a director of the Hallmark Companies, Inc. and certain entities affiliated therewith, which are active in the ownership and management of multifamily communities. Mr. Petersen is also President and a director of A&P Investors, Inc., positions he has held since 1990. From 1987 to 1997, he was President and a director of The Vinings Group, Inc. Since 1975 Mr. Petersen has been a licensed real estate broker in the State of Georgia as well as a member of the Institute of Real Estate Management. From 1984 through 1987, Mr. Petersen was Vice President of Southeast United States Plaza Equities Management and Plaza Pacific Equities, Inc., where he supervised the management of 5,770 apartment units located throughout the Southeastern United States. Mr. Petersen served as a Branch Manager of GK Properties of Atlanta, Georgia, from 1979 to 1984, where he was responsible for overseeing the operations of its Southeastern United States offices, which included the acquisition and management of 5,500 garden style apartment units. Prior to joining GK Properties, from 1975 through 1979, he served as Vice President of Stonehenge Properties and Stonehenge Realty Corp., where he oversaw the management of the commercial office division and performed various other functions, including the initiation of numerous feasibility, marketing and other consulting studies for real estate investment trusts, financial institutions, savings & loans and other owners of distressed and foreclosed properties. From 1971 to 1974, Mr. Petersen was a credit analyst for Dun & Bradstreet in its Business Trades Division.

     JAMES D. ROSS, age 49, is a nominee for election as a Trustee. Mr. Ross is currently associated with Financial and Investment Management Group, Ltd., a registered investment advisor. From 1995 to early 1998, Mr. Ross was Executive Vice President of Aegon U.S.A. Investment Management, an international insurance and investment concern. At Aegon, Mr. Ross was responsible for interest rate risk management including all commercial and residential mortgage bank securities holdings. From 1991 to 1995, he served as Chief Executive Officer of Southeastern Financial Services, a registered investment advisor and an affiliated company of Kentucky Home Mutual. Mr. Ross also served on the Board of Directors of Kentucky Home Mutual. From 1985 to 1991, Mr. Ross served as Treasurer and Chief Investment Officer for Shenandoah Life Insurance Company. From 1975 to 1985, Mr. Ross was employed by Maccabees Mutual Life Insurance Company, where he served as an investment officer and portfolio manager. Mr. Ross is a member of the State Bars of Kentucky and Michigan.

     GILBERT H. WATTS, JR., age 48, has been a Trustee since 1996. Mr. Watts is Managing Partner of Watts Agent, L.P., a position he has held since 1971. Watts Agent, L.P. manages various real estate investments including residential, commercial and industrial properties. Mr. Watts serves as a director of The Community Group, Inc., a six bank holding company, and various family businesses.



                    INFORMATION REGARDING EXECUTIVE OFFICERS


       Listed below are the names of the executive officers of the Trust. The names and ages of all executive officers of the Trust and principal occupation and business experience during at least the last five years is discussed above in "Information Regarding Trustees."


       Name                               Position
       ----                               --------

      Peter D. Anzo                      President, Chief Executive Officer
                                          and Chairman of the Board of Trustees

      Stephanie A. Reed                  Vice President, Secretary and Treasurer

                             EXECUTIVE COMPENSATION


        The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Trust's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during fiscal 1997.

SUMMARY COMPENSATION TABLE
--------------------------

        The following table shows for the fiscal years ended December 31, 1995, 1996 and 1997 the annual compensation paid by the Trust to the Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during fiscal 1997.

                                                                           Long Term Compensation
                                                                    -----------------------------------
                                      Annual Compensation                      Awards           Payouts
                             -------------------------------------  -------------------------   -------
              (a)           (b)       (c)        (d)       (e)            (f)          (g)        (h)      (i)
                                                                                   Securities
                                                      Other Annual    Restricted   Underlying    LTIP   All Other
Name and                                              Compensation  Stock Award(s)  Warrants/   Payouts Compensation
Principal Position         Year    Salary($)  Bonus($)     ($)            ($)      Options(#)     ($)      ($)
------------------         ----    ---------  --------     ---            ---      ----------     ---      ---

Peter D. Anzo(1)...........1997        -          -          -             -           5,000(2)    -        -
   President, Chief        1996        -          -          -             -            -          -        -
   Executive Officer
   and Chairman of
   the Board
-------------------

(1) Mr. Anzo became President, Chief Executive Officer and Chairman of the Board of Trustees on February 29, 1996.

          Mr. Anzo did not receive salary compensation from the Trust for services rendered in his capacity as President, Chief Executive Officer and Chairman of the Board of the Trust during fiscal 1997 or during the fiscal year ended December 31, 1996. See "Report of the Compensation Committee of the Board of Trustees on Executive Compensation--Compensation Policies for Executive Officers" below.

(2)  Represents  stock options  granted  pursuant to the Trust's 1997  Incentive
     Plan.

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

        The following table sets forth each grant of stock options during fiscal 1997 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.

                                                                                                   Potential
                                                                                                Realizable Value
                                                                                                   at Assumed
                                                                                                 Annual Rates of
                                                                                                   Stock Price
                                                                                                Appreciation for
                                                    Individual Grants                            Option Term(3)
                             ---------------------------------------------------------------   ------------------
          (a)                   (b)                 (c)                 (d)          (e)        (f)         (g)
                             Number of
                            Securities
                            Underlying
                              Options     % of Total Options/SARs   Exercise or
                              Granted     Granted to Employees in   Base Price   Expiration
Name                          (#)(1)          Fiscal Year (2)         ($/Sh)        Date       5%($)      10%($)
----                         ---------    -----------------------   ----------    ---------    -----      ------

Peter D. Anzo................5,000(4)               50%                $5.00      7/1/2007    $15,722     $39,844
------------------



(1)  All options were granted pursuant to the Trust's 1997 Incentive Plan.

(2) Percentages are based on a total of 10,000 Shares underlying all options granted to Officers of the Trust in fiscal 1997.

(3) Represents the value of the options granted at the end of the option terms if the price of the Trust's Shares were to appreciate annually by 5% and 10% respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of Shares held by all shareholders will increase.

(4) Such option vests and becomes exercisable over a one-year period beginning on July 1, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES
--------------------------------------------------------------------------

        The following table sets forth the Shares acquired and the value realized upon exercise of stock options during fiscal 1997 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised stock options. There are currently no outstanding SARs.

        (a)                        (b)             (c)                   (d)                         (e)
                                                                Number of Securities         Value of Unexercised
                                                               Underlying Unexercised         In-the-Money Options/
                                                            Options/Warrants at FY-End(#)   Warrants at FY-End(#) (1)
                           Shares Acquired on     Value     -----------------------------  ---------------------------
Name                          Exercise (#)     Realized($)  Exercisable     Unexercisable    Exercisable   Unexercisable
----                          ------------     -----------  -----------     --------------   -------------------------

Peter D. Anzo..............         -               -            -              5,000          -               -

------------------

(1) Equal to the market value of Shares covered by in-the-money options on December 31, 1997, less the aggregate option exercise price. Options are in-the-money if the market value of the Shares covered thereby is greater than the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES ON EXECUTIVE COMPENSATION
------------

     The members of the Compensation Committee of the Board of Trustees of the Trust, whose names are set forth below, have prepared the following report on the Trust's executive compensation policies and philosophy for fiscal 1997.

General

     The Compensation Committee consists of Mr. Bender, Mr. Watts and Mr. Greenblatt, each of whom is a Non- Employee Trustee. Ms. Reed was a member of the Compensation Committee until April 24, 1997. The Compensation Committee is generally responsible for developing the Trust's executive and management compensation policies, including awards of equity-based compensation.


Compensation Policy Review
--------------------------

     During fiscal 1997, the Compensation Committee, together with the Board of Trustees, undertook to review its policies with respect to executive compensation. In connection with this review, the Compensation Committee intends to establish its compensation philosophy as to (a) base salaries for executive officers; (b) an appropriate methodology for determining the amount of annual cash bonuses, if any, paid to executive officers; and (c) an appropriate methodology for structuring long-term incentive awards. The Compensation Committee undertook this review with the goal of ensuring that (i) the base salaries of executive officers are comparable and competitive when measured against those paid by other companies within the Trust's industry segment; (ii) annual cash bonuses awarded to executive officers are based on appropriate individual and Trust performance targets established at the beginning of each fiscal year; and (iii) long-term incentive awards to executive officers more closely align the interests of the executive officers with those of the Trust's shareholders.

     To accomplish the aforementioned objectives and goals, the Compensation Committee, together with the Board of Trustees, is reviewing executive compensation levels and practices of similar real estate investment trusts ("REITs") operating in the multifamily property markets. The Compensation
Committee currently intends to complete its review of the Trust's executive compensation policies during the fiscal year ending December 31, 1998.

Compensation of Executive Officers
----------------------------------

     Base Salary and Cash Bonuses. Officers of the Trust historically have not received any compensation for their services provided to the Trust. Until
February 29, 1996, the date upon which an affiliate of the Trust acquired approximately 73.3% of the outstanding Shares of the Trust pursuant to a tender offer (the "Tender Offer"), the Trust was an externally-advised REIT, and accordingly, the Trust had no employees and no compensation committee. Upon the consummation of the Tender Offer, the relationship with the Trust's advisor was terminated and the Trust became self-administered and established a compensation committee. As a result, the Trustees currently anticipate that officers of the Trust may serve as employees and may be compensated as such for services rendered to the Trust.

     During fiscal 1997, the officers of the Trust did not receive cash compensation from the Trust for their services as officers, but did receive
options  to  purchase  Shares  of  the  Trust.   See  "Equity  and  Equity-Based
Incentives" below. While a majority of their time was spent handling Trust affairs, the officers were also officers of The Vinings Group, Inc. ("The Vinings Group"), a privately held real estate company, from which they received compensation and benefits. The Trust did not reimburse The Vinings Group for any of the officers' salaries or benefits provided to them by The Vinings Group. Should any officers of the Trust become employees and be directly compensated by the Trust for such services, the Compensation Committee will recommend to the Board of Trustees the annual salary, any salary adjustments and any other benefits for executive officers of the Trust, all of which will be targeted according to the salaries of executives holding similar offices and having similar responsibilities within the Trust's industry segment. The Compensation Committee may also consider factors such as industry experience and executive retention.

     Equity and Equity-Based Incentives. Equity and equity-based incentive awards are designed to attract and retain executives who can make significant contributions to the Trust's success, reward executives for such significant contributions and give executives a longer-term incentive to increase shareholder value. The size and frequency of equity and equity-based incentive awards are recommended to the Board of Trustees by the Compensation Committee, taking into account individual performance and responsibilities, but without any specific performance measures. The Compensation Committee may also recommend stock options for executive retention purposes, taking into account, among other things, general industry practice. To ensure that high levels of performance occur over the long-term, stock options granted to executives typically vest over a period of time. All outstanding options have been granted with an exercise price in excess of 100% of the fair market value of the Trust's Shares on the grant date.

     The 1997 Incentive Plan is the principal vehicle by which the Trust intends to achieve the executive compensation policy objective of providing long-term incentives to executive officers that will more closely align the interests of such executives with those of the Trust's shareholders. Pursuant to the 1997 Incentive Plan, the Compensation Committee may recommend a variety of long-term incentive awards based on the Shares of the Trust, including stock options (both incentive options and non-qualified options), SARs, restricted stock, unrestricted stock, performance shares and dividend equivalent rights.

     In fiscal 1997, Peter D. Anzo and Stephanie A. Reed were each granted an option to purchase 5,000 Shares at a per Share exercise price of $5.00. Each of these options vests and becomes exercisable ratably over a one-year period beginning on July 1, 1998. The Board of Trustees granted these awards to Mr. Anzo and Ms. Reed in order to encourage outstanding performance and as an incentive to increase Trust performance and Share value. Any value received by an executive officer from a stock option grant and any increase in the value of stock received as a bonus depends entirely on increases in the price of the Trust's Shares.


                   Compensation of the Chief Executive Officer

     Mr. Peter D. Anzo. Mr. Anzo currently does not receive cash compensation for services he provides to the Trust as its Chief Executive Officer. See
"Compensation Policies for Executive Officers" above. In order to encourage outstanding performance and as an incentive to increase Trust performance and Share value, in fiscal 1997, the Board of Trustees awarded Mr. Anzo an option to purchase 5,000 Shares, at a per Share exercise price of $5.00, which option vests and becomes exercisable over a one-year period beginning on July 1, 1998.


Federal Tax Regulations Applicable to Executive Compensation
------------------------------------------------------------

     As a result of Section 162(m) of the Internal Revenue Code (the "Code"), the Trust's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Trust's taxable year) receives compensation in excess of $1,000,000 in such taxable year of the Trust (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Trust intends to take appropriate action to comply with such regulations, if applicable, in the future.

Thomas B. Bender, Chairman                  Gilbert H. Watts, Jr.

Phill D. Greenblatt                         Stephanie A. Reed
                                            (member until April 24, 1997)


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

        Mr. Anzo, the President, Chief Executive Officer and Chairman of the Board of Trustees of the Trust, and Ms. Reed, Vice President, Secretary and Treasurer of the Trust, will make general recommendations to and review with the Compensation Committee the salary increases and bonus compensation of executives and management other than themselves.


SHAREHOLDER RETURN PERFORMANCE GRAPH
------------------------------------

       Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Trust's Shares with the cumulative total return of companies on the Standard & Poor's (S&P) 500 Stock Index, the National Association of Real Estate Investment Trusts' ("NAREIT") Mortgage REIT Total Return Index (the "Mortgage REIT Index") and the NAREIT Equity REIT Total Return Index (the "Equity REIT Index"). The returns are based on the market price of the Shares and assume the reinvestment of dividends. The calculation of total cumulative return assumes a $100 investment in the Shares on December 31, 1992. The comparisons in this table are historical and are not intended to forecast or be indicative of possible future performance of the Trust's Shares.

     Subsequent to the consummation of the Tender Offer in February 1996 and consistent with its growth and expansion strategy, management of the Trust has caused the Trust to expand into the multifamily property markets, a line of business which is covered by the Equity REIT Index. As a result of the change in the line of business of the Trust, the Trustees believe that, for periods subsequent to the Tender Offer, it is no longer appropriate to compare the performance of the Trust's Shares to companies on the Mortgage REIT Index. Accordingly, the performance of the Trust's Shares has been compared to both the Mortgage REIT Index and the Equity REIT Index assuming a $100 investment on December 31, 1992.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG S&P 500 INDEX, MORTGAGE REIT INDEX,
            EQUITY REIT INDEX AND VININGS INVESTMENT PROPERTIES TRUST


                                                 1992       1993         1994         1995         1996        1997
                                                 ----       ----         ----         ----         ----        ----

Vinings Investment Properties Trust               100        123          165         174          290          290
S&P 500 Index                                     100        110          111         153          188          251
Mortgage REIT Index                               100        115          87          141          214          222
Equity REIT Index                                 100        120          123         142          192          231



                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS


       The following table sets forth, to the best knowledge and belief of the Trust, certain information regarding the beneficial ownership of the Trust's Shares as of April 20, 1998 by (i) each person known by the Trust to be the beneficial owner of more than 5% of the outstanding Shares, (ii) each of the Trustees, (iii) each of the executive officers of the Trust and (iv) all of the Trust's executive officers and Trustees as a group.

                                                        Shares
Trustees, Executive Officers                         Beneficially    Percent of
    and 5% Shareholders                                Owned(1)       Class(2)
    -------------------                                --------       --------

Financial & Investment Management Group, Ltd....... 275,805(3)         25.53%
Paul H. Sutherland, CFP, President
417 St. Joseph Street
P.O. Box 40
Suttons Bay, MI  49682

Clifford K. Watts..................................     90,000          8.33%
6565 Red Hill Road
Boulder, CO 80302

Peter D. Anzo......................................  88,312(4)          8.17%
Stephanie A. Reed..................................      9,818            *
Thomas B. Bender...................................  89,889(5)          8.32%
Phill D. Greenblatt................................     24,005          2.22%
Henry Hirsch.......................................     60,012          5.55%
Martin H. Petersen.................................  81,285(6)          7.52%
Gilbert H. Watts, Jr...............................   3,355(7)            *
All Trustees and officers as a group (7 persons)...    356,676         33.01%
--------------------------
*       Less than 1%.

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include Shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(2) Percentages are calculated on the basis of 1,080,508 Shares outstanding as of April 20, 1998.

(3) Based on an Amended Schedule 13F filed with the SEC on February 19, 1998, Financial & Investment Management Group, Ltd. ("FIMG") and Paul H. Sutherland, CFP, President, have shared dispositive and voting power with respect to all such Shares. Included in the 275,805 Shares reported herein are 88,889 Shares with respect to which Thomas B. Bender shares dispositive and voting power with FIMG and Mr. Sutherland and 1,000 Shares that Mr. Bender beneficially owns.

(4) Amounts reported herein do not include 49,570 Shares beneficially owned by A&P Investors, Inc., of which Mr. Anzo is a minority shareholder. Mr. Anzo expressly disclaims beneficial ownership of all such Shares and the filing of this proxy statement shall not be deemed an admission that Mr. Anzo is the beneficial owner of such Shares.

(5) Mr. Bender beneficially owns 1,000 Shares and has shared dispositive and voting power with respect to an additional 88,889 Shares with FIMG and Paul H. Sutherland.

(6) Amounts reported herein do not include 49,570 Shares beneficially owned by A&P Investors, Inc., of which Mr. Petersen is a director, officer and minority shareholder. Mr. Petersen expressly disclaims beneficial ownership of all such Shares and the filing of this proxy statement shall not be deemed an admission that Mr. Petersen is the beneficial owner of such Shares.

(7) Mr. Watts may be deemed to beneficially own 3,355 Shares by virtue of his position as Managing Partner of Watts Agent, L.P. ("Watts LP"). Mr. Watts and Watts LP have shared dispositive and voting power with respect to all such Shares. Amounts reported herein do not include 49,570 Shares beneficially owned by A&P Investors, Inc., of which Watts LP is a minority shareholder. Mr. Watts expressly disclaims beneficial ownership of all such Shares and the filing of this proxy statement shall not be deemed an admission that Mr. Watts is the beneficial owner of such Shares.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Certain executive officers and Trustees of the Trust are officers, directors and/or stockholders of The Vinings Group and its wholly-owned subsidiaries. The Vinings Group has provided services to the Trust relating to administration, acquisition, and capital and asset advisory services at little or no cost to the Trust. In addition, the officers of the Trust have been compensated by The Vinings Group for their services as officers of The Vinings Group, although a substantial amount of their time was spent handling Trust affairs. The Trust did not reimburse The Vinings Group for any of the officers' salaries. The Trust does not anticipate that these services will continue to be provided free of charge, and certain costs paid on the Trust's behalf have been reimbursed to The Vinings Group.

         In December 1997, the Trust acquired Windrush Apartments, a 202-unit apartment community located in Atlanta, Georgia, from Windrush Partners, Ltd. ("Windrush Ltd"). The general partner of Windrush Ltd, Hallmark Group Real Estate Services Corp. ("Hallmark"), is a wholly-owned subsidiary of The Vinings Group. As general partner of Windrush Ltd, Hallmark did not receive any economic benefit from the sale of Windrush Apartments. In addition, MFI Realty, Inc., a wholly-owned subsidiary of The Vinings Group, was paid a financial advisor's fee in the amount of $75,550 from Windrush Ltd in connection with the transaction.

         The Trust believes that all of the above transactions are fair and reasonable and are on terms at least as favorable to the Trust as those which might have been obtained with unrelated third parties.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         The Trust's officers and Trustees and beneficial owners of more than 10% of the Trust's Shares are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Trust. Based solely on a review of the copies of reports furnished to the Trust and written representations that no other reports were required, the Trust believes that during fiscal 1997, no person who was a Trustee, officer or greater than 10% beneficial owner of the Trust's Shares failed to file on a timely basis any report required by Section 16(a).



         SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING


         Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders of the Trust must be received by the Trust on or before January 4, 1999 in order to be considered for inclusion in the Trust's proxy statement for such meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Secretary, Vinings Investment Properties Trust, 3111 Paces Mill Road, Suite A-200, Atlanta, GA 30339.



                              INDEPENDENT AUDITORS


         The Board of Trustees has selected the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the financial statements of the Trust and its subsidiaries for its current fiscal year ending December 31, 1998. The firm of Ernst & Young LLP served as the independent public accountants of the Trust for the fiscal year ended December 31, 1996 and through January 8, 1997, at which time their engagement was terminated, but did not examine and/or report upon the Trust's financial statements for the fiscal year ended December 31, 1996. On January 9, 1997, the Trust engaged Arthur Andersen LLP as its independent accountants to examine and report upon the Trust's financial statements for the fiscal year ending December 31, 1996. A member of Arthur
Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Trust for fiscal 1997.

         The following disclosure appeared in the Trust's Current Report on Form 8-K filed with the SEC on January 8, 1997:

         On January 8, 1997, Vinings Investment Properties Trust (the "Registrant") dismissed Ernst & Young LLP as independent public accountants for the Registrant. For the fiscal year ended December 31, 1994 ("Fiscal 1994"), Kenneth Leventhal & Company (succeeded by merger with Ernst & Young LLP) had examined and reported upon the Registrant's financial statements and had served as the Registrant's independent public accountants. For the fiscal year ended December 31, 1995 ("Fiscal 1995"), Ernst & Young LLP had examined and reported upon the Registrant's financial statements and had served as the Registrant's independent public accountants. For the fiscal year ended December 31, 1996 ("Fiscal 1996") and through the dismissal of Ernst & Young LLP on January 8, 1997, Ernst & Young LLP served as the Registrant's independent public accountants but did not examine and/or report upon the Registrant's financial statements.

         On January 9, 1997, the Registrant engaged Arthur Andersen LLP as the independent public accountants to examine and report upon the Registrant's financial statements for Fiscal 1996. The change in independent public accountants followed a decision by management and approval by the Audit Committee and the Board of Trustees, that it was in the best interest of the Registrant to review the relationship between the Registrant and its independent public accounting firm with respect to services provided and fees charged. The Audit committee solicited and received proposals from, and interviewed Ernst & Young LLP, Deloitte & Touche LLP and Arthur Andersen LLP concerning audit and certain tax services to be provided for Fiscal 1996 prior to making the decision to dismiss Ernst & Young LLP and to engage Arthur Andersen LLP. During the Registrant's two most recent fiscal years and any subsequent interim period prior to engaging Arthur Andersen LLP, neither the Registrant nor anyone on its behalf consulted Arthur Andersen LLP regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

         In connection with the audits of Fiscal 1994 and Fiscal 1995 and through the dismissal of Ernst & Young LLP on January 8, 1997, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the Registrant's two most recent fiscal years and through the dismissal of Ernst & Young LLP on January 8, 1997, none of the kind of events listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred.

         Neither the audit reports of Kenneth Leventhal & Company on the consolidated financial statements of the Registrant for Fiscal 1994 nor the audit reports of Ernst & Young LLP on the consolidated financial statements of the Registrant for Fiscal 1995 contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Registrant has provided Ernst & Young LLP with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the filing of this report with the Securities and Exchange Commission. The Registrant has requested and received a letter from Ernst & Young LLP addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Registrant herein in response to Item 304(a) of Regulation S-K and such letter is included in this filing as an exhibit.



                                  OTHER MATTERS


         The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.